Exhibit 99.1

May 11, 2026

Exodus Reports Preliminary First Quarter 2026 Results
First Quarter 2026 Revenue of $22.7 million
Announces closing of acquisition of Monavate and Baanx

OMAHA, Neb., May 11, 2026 (GLOBE NEWSWIRE) – Exodus Movement, Inc. (NYSE American: EXOD) ("Exodus"), a leading self-custodial cryptocurrency platform, today announced its unaudited results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights (Unaudited)

(In USD millions, except percentages)	Q1 2026	Q1 2025	% Change

Revenue	$22.7	$36.0	(37)%

Technology, development and user support	16.2	14.9	9%

General and administrative	15.5	14.3	8%

Loss on digital assets, net	36.4	28.8	(26)%

Net loss	$(32.1)	$(12.9)	(149)%

Successful Closing of Monavate and Baanx Acquisition
On May 1, 2026, Exodus announced the closing of the acquisition of the Monavate Holdings Limited (“Monavate”), Baanx US Corp., and Baanx.com Ltd. (“Baanx”). Monavate and Baanx are established providers of card and payments infrastructure, serving fintech, crypto, and enterprise clients worldwide.

Exodus Summit
On May 1, 2026, Exodus held its inaugural Exodus Shareholder Summit where leadership discussed the expanded business operations, introduced new product features, and announced important new marketing relationships. To access a replay, please use this link.

B2B Infrastructure and Revenue Drivers
B2B swap partners generated $257 million in Q1 volume, representing 22% of the quarterly total. XO Swap’s share of exchange volume has grown steadily since launch, reflecting demand for best-execution routing across liquidity sources.

Exhibit 99.1
First Quarter Operational and Other Financial Highlights

•Exchange provider processed volume - $1.18 billion in Q1 2026, down 22% from Q4 2025. Bitcoin, Tether (TRX Network), Tether (ETH Network), ETH, and USDC (ETH Network) were the top assets traded in Q1 2026, at 29%, 14%, 11%, 9%, and 7% of volume, respectively.
•Exodus monthly active users - 1.5 million as of March 31, 2026, unchanged from 1.5 million as of December 31, 2025.
•Exodus quarterly funded users - 1.4 million at end of Q1 2026, down 18% from 1.7 million as of December 31, 2025.
•Digital assets, cash, and cash equivalents - $122.6 million, including $42.8 million of BTC, #3.9 million of Ether, and $74.4 million in cash and cash equivalents and stablecoins as of March 31, 2026.
•Full-time equivalent team members - approximately 220 as of March 31 2026 up 5 from December 31, 2025.
•Customer response time - average response time of less than 60 minutes in Q1.

Q1 2026 Webcast

Exodus will host a webcast of its first quarter 2026 fiscal results beginning at 5:00 PM (Eastern Time) on May 12, 2026. To access the webcast, please use this link. It will also be available on the company’s website www.exodus.com. Supplementary materials will also be made available prior to the webcast on the “Investor Relations” section of the Company website.

Investor Contact
investors@exodus.com

Media Contact
Aubrey Strobel/Elena Nisonoff, Halcyon Communications
exodus@halcyonpr.xyz

Disclosure Information
Exodus may use its website and the following social media outlets as distribution channels of material nonpublic information about the Company. Financial and other important information regarding the Company is routinely accessible through and posted on the following: websites exodus.com/investors and exodus.com, and social media: X, Facebook, LinkedIn, and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: "will," "expect," "would," "should," "likely," "believes," "views," "estimates," or other comparable terminology.

Exhibit 99.1

Forward-looking statements in this document include, but are not limited to, Exodus’s product diversification, revenue diversification, and acquisition integration. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2026, as well as in our other reports filed with the SEC from time to time.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.